Exhibit 2.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

carlos Alvarez
801 US Highway 1
North Palm Beach, FL 33408, USA

Work Order #: W2022062302200
June 23, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 106283

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Articles of Incorporation-For-Profit • 100,000,000@0.001 Common = $100,000.00 • 10,000,000@0.001 Preferred = $10,000.00 • # Of No Par Values Shares 0 • Authorized Value $110,000.00	Fees	20222416744	6/23/2022 1:57:51 PM	InternalReview	1	$175.00	$175.00
Initial List	Fees	20222416746	6/23/2022 1:57:51 PM	InternalReview	1	$150.00	$150.00
Initial List	Business License Fee	20222416746	6/23/2022 1:57:51 PM	InternalReview	1	$500.00	$500.00
Total							$825.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6560178566606412503061	Success	$825.00
Total			$825.00

Credit Balance: $0.00

carlos Alvarez
801 US Highway 1
North Palm Beach, FL 33408, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/23/2022

Work Order Item Number:	W2022062302200 - 2207899
Filing Number:	20222416744
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	06/23/2022 13:57:51 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E24167452022-2	**Entity Name:** Reticulate Micro, Inc.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent
CORPORATE CREATIONS NETWORK INC.
8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

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Commercial Recording Division
202 N. Carson Street

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E24167452022-2
Barbara K. Cegavske	Filing Number 20222416744
Secretary of State State Of Nevada	Filed On 06/23/2022 13:57:51 PM
	Number of Pages 3

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Reticulate Micro, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

CORPORATE CREATIONS NETWORK INC.
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City		Zip Code
8275 SOUTH EASTERN AVENUE #200	Las Vegas	Nevada	89123

Mailing Address (If different from street address)	City		Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Kristen Espinales, Special Secretary — 06/23/2022
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Address	City	State	Zip Code
1)	Eli Ansari	PO Box 1241	Ramona	CA	92065
2)	Michael Collins	PO Box 1241	Ramona	CA	92065
3)	Michael Chermak	PO Box 1241	Ramona	CA	92065

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

Page 1 of 2 Pages

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.	Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	Technology	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 100000000.0 Par value: $ .001 Number of preferred shares with Par value: 10000000.0 Par value: $ .001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.	
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Computershare Governance Services Inc. by Carlos M Alvarez, Special Secretary — Country: United States Address: 801 US Highway 1 — City: North Palm Beach — State: FL — Zip/Postal Code: 33408 X Computershare Governance Services Inc. by Carlos M Alvarez, Special Secretary (attach additional page if necessary)	

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

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